Exhibit (n)(1)(i)

AMENDED SCHEDULE A

to the

THIRTEENTH AMENDED AND RESTATED MULTIPLE CLASS PLAN

PURSUANT TO RULE 18f-3

for

VOYA EQUITY TRUST

Classes of Shares
Funds	A	C	I	O	P	P3	R	R6	T	W
Voya Large-Cap Growth Fund	Ö	Ö	Ö	N/A	N/A	Ö	Ö	Ö	Ö	Ö
Voya Large Cap Value Fund	Ö	Ö	Ö	Ö	N/A	Ö	Ö	Ö	Ö	Ö
Voya MidCap Opportunities Fund	Ö	Ö	Ö	Ö	N/A	Ö	Ö	Ö	Ö	Ö
Voya Multi-Manager Mid Cap Value Fund	N/A	N/A	Ö	N/A	Ö	Ö	N/A	N/A	N/A	N/A
Voya Real Estate Fund	Ö	Ö	Ö	Ö	N/A	Ö	Ö	Ö	Ö	Ö
Voya SmallCap Opportunities Fund	Ö	Ö	Ö	N/A	N/A	Ö	Ö	Ö	Ö	Ö
Voya SMID Cap Growth Fund	Ö	N/A	Ö	N/A	N/A	Ö	N/A	Ö	Ö	N/A
Voya U.S. High Dividend Low Volatility Fund	Ö	N/A	Ö	N/A	N/A	Ö	N/A	Ö	Ö	N/A

Schedule A Effective:  September 30, 2019 to add Class R6 shares for Voya U.S. High Dividend Low Volatility Fund.

AMENDED SCHEDULE B

to the

THIRTEENTH AMENDED AND RESTATED MULTIPLE CLASS PLAN

PURSUANT TO RULE 18f-3

for

VOYA EQUITY TRUST

12b-1 Distribution and Service Fees

Paid Each Year by the Funds

(as a percentage of average net assets)

	Classes of Shares
Funds	A	C	I	O	P	P3	R	R6	T	W
Voya Large-Cap Growth Fund	0.25	1.00	N/A	N/A	N/A	N/A	0.50	N/A	0.25	N/A
Voya Large Cap Value Fund	0.25	1.00	N/A	0.25	N/A	N/A	0.50	N/A	0.25	N/A
Voya MidCap Opportunities Fund	0.25	1.00	N/A	0.25	N/A	N/A	0.50	N/A	0.25	N/A
Voya Multi-Manager Mid Cap Value Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Voya Real Estate Fund	0.25	1.00	N/A	0.25	N/A	N/A	0.50	N/A	0.25	N/A
Voya SmallCap Opportunities Fund	0.25	1.00	N/A	N/A	N/A	N/A	0.50	N/A	0.25	N/A
Voya SMID Cap Growth Fund	0.25	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.25	N/A
Voya U.S. High Dividend Low Volatility Fund	0.25	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.25	N/A

Schedule B Effective:  September 30, 2019 to add Class R6 shares for Voya U.S. High Dividend Low Volatility Fund.